Wells VA+
---------

                                          CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference  to our firm under the caption  "Independent  Auditors"  and to the  incorporation  by reference in this Registration  Statement (Form S-2 No.  333-25761) of our report dated February 2, 2002,  included in the Annual Report on Form 10-K of American  Skandia Life Assurance  Corporation  for the year ended December 31,
2001  appearing in the  Prospectus,  and to the use of our report dated  February 2, 2002 on American  Skandia Life
Assurance  Corporation  Variable  Account  B -  Class  1  Stagecoach,  appearing  in the  Statement  of  Additional
Information, which are part of this Registration Statement.

                                                                       /s/ERNST & YOUNG LLP

Hartford, Connecticut
April 25, 2002